UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2026

SPLASH BEVERAGE GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40471	34-1720075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1314 East Las Olas Blvd, Suite 221

Fort Lauderdale, Florida 33301

(Address of principal executive offices)

Registrant’s telephone number, including area code: (954) 745-5815

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.001 par value	SBEV	NYSE American LLC
(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on Which Registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 20, 2026, Splash Beverage Group, Inc. (the “Company”) entered into amendments to certain settlement agreements which the Company had previously entered into with three separate prior investors of the Company (the “Investors”) in February 2026. Pursuant to the amendments, the Company and each Investor agreed to extend the due date for the remaining settlement payments payable by the Company totaling $535,595 (after deducting prior payments totaling $50,000) to June 1, 2026, with interest accruing thereon at a rate of 12% and attorneys’ fees incurred by the Investors during that time in connection with such matter payable by the Company. The Company also agreed to pay installments to each investor totaling $100,000 by May 15, 2026. The settlement agreements relate to amounts invested by the Investors in October 2024 in connection with agreements which the Investors claimed the Company had breached.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)

On April 21 and April 24, 2026, Justin Yorke and Robert Nistico, respectively, members of the Board of Directors of the Company (the “Board”), each notified the Company of his decision to resign from the Board, effective immediately.

On April 23, 2026, the Company entered into a consulting agreement with Mr. Nistico pursuant to which Mr. Nistico will provide consulting services to the Company for an initial term of six months for a consulting fee of $5,000 per month. The Company also agreed to grant Mr. Nistico a stock option to purchase 250,000 shares of the Company’s common stock under the Company’s 2025 Equity Incentive Plan, which is subject to future vesting requirements. The first vesting is if the Company acquires Medterra CBD, LLC. If the first vesting threshold is met: (1) 125,000 options vest immediately, and (2) 125,000 options will vest on at the end of the initial term of the consulting agreement, subject to continued services as of each applicable vesting date. The consulting agreement provides that if Mr. Nistico is terminated for cause, he will not be entitled to any unearned or unvested compensation. Pursuant to the consulting agreement, the Company also agreed to pay Mr. Nistico $31,000 in expenses previously payable to him by June 30, 2026.

Item 8.01 Other Information.

On April 20, 2026, the Company received a demand letter from Decathlon Alpha IV, L.P. (the “Lender”) in connection with a Revenue Loan and Security Agreement dated December 24, 2020 (the “Loan and Security Agreement”) by and among the Company, Robert Nistico, the Company’s former Chief Executive Officer, as a guarantor and each of the subsidiary guarantors from time-to-time party thereto. The Company disputes the demand and default, and has initiated discussions with the Lender prior to engaging in the legal process to defend its rights. The letter follows prior notices of default delivered by the Lender to the Company on March 18, 2025 and April 8, 2025. The letter demands immediate payment of obligations under the Loan and Security Agreement which according to the letter totaled $2,833,395.98 as of March 31, 2026 and continue to bear interest and are subject to other fees as set forth in the Loan and Security Agreement. The Company’s obligations under the Loan and Security Agreement are secured by the assets of the Company and its subsidiaries. The Loan and Security Agreement was previously disclosed and filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 31, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2026

SPLASH BEVERAGE GROUP, INC.

By:	/s/ William Meissner
William Meissner, President